Exhibit 10.6 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. ACTIVEUS 204792072v.1 AMENDED AND RESTATED LICENSE AGREEMENT by and between YALE UNIVERSITY And ARVINAS OPERATIONS, INC. Dated JUNE 18, 2024

TABLE OF CONTENTS

1.	**BACKGROUND & INTENT**	1
2.	**DEFINITIONS**	2
3.	**LICENSE GRANT AND TERM**	6
4.	**MILESTONE ROYALTIES**	7
5.	**EARNED ROYALTIES**	8
6.	**SUBLICENSES and COLLABORATION AGREEMENTS**	10
7.	**CONFIDENTIALITY AND PUBLICITY**	11
8.	**REPORTS, RECORDS AND INSPECTIONS**	12
9.	**PATENT PROTECTION**	13
10.	**INFRINGEMENT AND LITIGATION**	14
11.	**USE OF YALE'S NAME**	16
12.	**TERMINATION**	16
13.	**INDEMNIFICATION; INSURANCE; WARRANTIES**	17
14.	**NOTICES**	21
15.	**LAWS, FORUM AND REGULATIONS**	21
16.	**PAYMENT & RELEASE**	22
17.	**MISCELLANEOUS**	22

- ii -

ACTIVEUS 204792072v.1

- 1 - ACTIVEUS 204792072v.1 THIS AMENDED AND RESTATED LICENSE AGREEMENT (this “AGREEMENT”) by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut (“YALE”), and Arvinas Operations, Inc. (formerly Arvinas, Inc.), a corporation organized and existing under the laws of the State of Delaware, and with principal offices located at 5 Science Park, 395 Winchester Ave., New Haven, CT 06511 (“LICENSEE”) is effective as of June 18, 2024 (“EFFECTIVE DATE”). This AGREEMENT amends and restates in its entirety the license agreement between the parties dated July 5, 2013, as amended by amendments 1 through 5 (collectively, the “ORIGINAL AGREEMENT”). 1. BACKGROUND & INTENT 1.1 In the course of research conducted under YALE auspices, Dr. Craig Crews (and coworkers, together with Dr. Craig Crews, “INVENTORS”), in the Department of Molecular, Cell and Developmental Biology at YALE have produced inventions concerning “Technologies for Targeted Degradation of Proteins” as described in the patents and patent applications listed on Appendix A. 1.2 INVENTORS have assigned, or are obligated to assign, to YALE all of INVENTORS’ right, title and interest in and to the inventions, information, and other proprietary rights associated with the LICENSED PATENTS and LICENSED INFORMATION, as defined below. 1.3 YALE wishes to have the LICENSED INFORMATION and the LICENSED PATENTS commercialized to benefit the public good. 1.4 To induce YALE to enter into this AGREEMENT, LICENSEE has agreed under this AGREEMENT to act diligently to develop and commercialize the ROYALTY PRODUCTS for public use throughout the LICENSED TERRITORY (each as defined below). 1.5 YALE is willing to reaffirm its grant of a license to LICENSEE, subject to the terms and conditions of this AGREEMENT. 1.6 In consideration of these statements and mutual promises, YALE and LICENSEE (each a “PARTY” and together the “PARTIES”) entered into the ORIGINAL AGREEMENT, and desire to hereby amend, update and consolidate all prior amendments into this restated AGREEMENT, all on the terms of this AGREEMENT. This AGREEMENT, including the attachments hereto, shall be the sole and exclusive statement of the agreement of the PARTIES with respect to the subject matter hereof, and amends, restates and replaces in its entirety the ORIGINAL AGREEMENT. Except as otherwise expressly provided in this AGREEMENT, all obligations and liabilities of the PARTIES that arose or accrued under the ORIGINAL AGREEMENT, whether known or unknown, remain in place. This AGREEMENT is a continuation of the ORIGINAL AGREEMENT, as herein restated and hereby amended.

- 2 - ACTIVEUS 204792072v.1 2. DEFINITIONS In addition to capitalized terms defined elsewhere in this AGREEMENT, the following terms used herein shall be defined as set forth below: 2.1 “AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise 2.2 “AGRICULTURAL FIELD” shall mean any and all uses or applications in agriculture in which a product mediates degradation of one of more TARGET proteins. 2.3 “ARVINAS LICENSEE” shall mean a THIRD PARTY LICENSEE, a SUBLICENSEE, or both. 2.4 “COLLABORATION AGREEMENT” shall mean an agreement entered into by LICENSEE or its AFFILIATE and a THIRD PARTY LICENSEE or other third party, as the case may be, pursuant to which LICENSEE or its AFFILIATE receive COLLABORATION INCOME. For clarity, the License Agreement by and among LICENSEE, Arvinas, Inc., Arvinas Androgen Receptor, Inc. and Novartis Pharma AG (“NOVARTIS”) dated April 10, 2024 shall be considered a COLLABORATION AGREEMENT hereunder. 2.5 “COLLABORATION INCOME” shall mean consideration in any form received by LICENSEE or its AFFILIATE (i) from a THIRD PARTY LICENSEE, for a grant of a license, option, or other right to such THIRD PARTY LICENSEE to make, have made, use, develop, sell, have sold, distribute, import or export COLLABORATION PRODUCTS, including without limitation any license signing fee, license maintenance fee, any fee or other payment pursuant to an option to license, unearned portion of any minimum royalty payment received by LICENSEE, distribution or joint marketing fee, research and development funding in excess of LICENSEE’S cost of performing such research and development, any consideration received for an equity interest in or other equity investment in LICENSEE to the extent such consideration exceeds the fair market value of the equity or other equity investment interest as determined by an independent appraiser mutually agreeable to the parties. COLLABORATION INCOME shall also include any consideration received from a third party for the asset sale to such third party of ownership of all of LICENSEE’s rights in a COLLABORATION PRODUCT. COLLABORATION INCOME shall also include the amount of any extension of credit or loan to LICENSEE by such THIRD PARTY LICENSEE or its affiliate to the extent that such loan is undisputed by LICENSEE and is forgiven by such THIRD PARTY LICENSEE or its affiliate. Notwithstanding any other provision set forth herein, COLLABORATION INCOME shall expressly exclude all consideration (a) included within EARNED ROYALTIES or NET SALES by any THIRD PARTY LICENSEE or (b) paid to LICENSEE, its successors and permitted assigns or their stockholders to

- 3 - ACTIVEUS 204792072v.1 acquire any outstanding securities or any assets of LICENSEE, its successors or permitted assigns (whether through merger, consolidation, assignment or otherwise. 2.6 “COLLABORATION PRODUCTS” shall mean the subset of MEANINGFULLY INVOLVED PRODUCTS that are identified as COLLABORATION PRODUCTS in Appendix B. 2.7 “CONFIDENTIAL INFORMATION” shall mean all information disclosed by one PARTY to the other during the negotiation of or under this AGREEMENT in any manner, whether orally, visually or in tangible form, that relates to LICENSED PATENTS, LICENSED INFORMATION or this AGREEMENT itself, unless such information is subject to an exception described in Article 7.2 or Article 7.4; provided, however, that CONFIDENTIAL INFORMATION that is disclosed in tangible form shall be marked “Confidential” at the time of disclosure and CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and subsequently reduced to writing, marked confidential and delivered to the other PARTY within [**] of such disclosure. CONFIDENTIAL INFORMATION shall include, without limitation, materials, knowhow and data, technical or non-technical, trade secrets, inventions, methods and processes, whether or not patentable. 2.8 “EARNED ROYALTY” is defined in Article 5.1. 2.9 “EFFECTIVE DATE” is defined in the introductory paragraph of this AGREEMENT. 2.10 “FIELD” shall mean, collectively, the THERAPEUTIC FIELD and the AGRICULTURAL FIELD. 2.11 “FINAL DECISION” shall mean a non-appealable decision of a court or other authority of competent jurisdiction. 2.12 “FIRST SALE” shall mean the first sale to a third party of any ROYALTY PRODUCT in any country. 2.13 “IND” shall mean an investigational new drug application filed with the United States Food and Drug Administration prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States. 2.14 “INSOLVENT” shall mean that (a) an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed seeking (i) liquidation, reorganization or other relief in respect of LICENSEE or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for LICENSEE or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 90 days; or (b) LICENSEE has voluntarily commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any Federal, state or other law for the relief of debtors.

- 4 - ACTIVEUS 204792072v.1 2.15 “LICENSE” is defined in Article 3.1. 2.16 “LICENSED INFORMATION” shall mean all inventions, materials, concepts, processes, information, data, know-how, and the like discovered by the laboratory of Dr. Craig Crews and in the FIELD, and useful for the discovery, development, manufacture, delivery, use or sale of ROYALTY PRODUCTS, whether or not claimed in a patent or patent application, and that is listed in Appendix C, and those intellectual property rights obtained by YALE under that certain agreement between YALE, [**], whether or not identified in the Appendices to this AGREEMENT. 2.17 “LICENSED PATENTS” shall mean YALE’S ownership interest in the United States or foreign patent application(s) and patents(s) listed in Appendix A, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to subject matter specifically described in the patent applications listed on Appendix A; any reissues, re-examinations, or extensions thereof, or substitutes therefor; and any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of the foregoing. 2.18 “LICENSED TERRITORY” shall mean worldwide. 2.19 “MEANINGFULLY INVOLVED PRODUCT(S)” shall mean (i) the products identified as such on Appendix B attached hereto, and (ii) any product discovered or developed by either YALE or LICENSEE that is directed to and mediates degradation of one or more TARGETS, and for which all of the following criteria are met: (a) the product is in the FIELD; (b) the product is not a VALID CLAIM PRODUCT; and (c) the product is a [**] degrader of a TARGET. 2.20 “MILESTONE” shall mean each of [**] (each as defined in Article 4.1 of this AGREEMENT, and collectively, “MILESTONES”), in each case achieved during the TERM through the applications, filings and efforts of LICENSEE, its AFFILIATES, or ARVINAS LICENSEES. 2.21 “NDA OR BLA” shall mean either a Biologics License Application or New Drug Application filed with the U.S. Food and Drug Administration to obtain marketing approval for a ROYALTY PRODUCT in the United States, or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States. 2.22 ‘‘NET SALES” shall mean: (a) the gross amount received by LICENSEE or AFFILIATES from the sale or transfer (excluding a TRANSFER) of the ROYALTY PRODUCTS by LICENSEE, ARVINAS LICENSEES or AFFILIATES to third parties, except as set forth in Article 2.22(b), less the following deductions, provided they actually

- 5 - ACTIVEUS 204792072v.1 pertain to the disposition of the ROYALTY PRODUCTS and are separately invoiced: (i) all discounts, credits and return allowances; (ii) transportation and insurance; and (iii) duties, taxes and other governmental charges levied on the sale, transportation, delivery or practice of ROYALTY PRODUCTS, but not including income taxes. No deductions shall be made for any other costs or expenses, including but not limited to commissions to independents, agents or those on LICENSEE’S, ARVINAS LICENSEE’S or an AFFILIATE’s payroll or for the cost of collection. (b) “NET SALES” shall not include the gross invoice price for ROYALTY PRODUCTS sold to any AFFILIATE unless such AFFILIATE is an end-user of any ROYALTY PRODUCT, in which case such consideration shall be included in NET SALES at the average selling price charged to a third party during the same quarter. 2.23 “PHASE I CLINICAL TRIAL” shall mean a human clinical trial constituting the initial introduction of an investigational new drug into humans, as defined in 21 C.F.R §312.21(a) and as practiced according to the standards of the pharmaceutical industry. 2.24 “PHASE II CLINICAL TRIAL” shall mean a human clinical trial conducted to evaluate the effectiveness of a drug for a particular indication in patients with a disease and to determine the common short-term side effects and risks associated with the drug as defined in 21 C.F.R §312.21(b) and as practiced according to the standards of the pharmaceutical industry. 2.25 “PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials performed after PHASE II CLINICAL TRIAL(S) evidence suggesting effectiveness of an investigational new drug, as defined by 21 C.F.R §312.21(c), and as practiced according to the standards of the pharmaceutical industry for a Phase III clinical trial and prior to the filing of an NDA or comparable request for marketing approval. 2.26 “ROYALTY PRODUCTS” shall mean collectively the VALID CLAIM PRODUCTS and the MEANINGFULLY INVOLVED PRODUCTS. 2.27 “SUBLICENSEE” shall mean any third party to which LICENSEE grants a sublicense, cross-license, option or other right to the LICENSED PATENTS for such third party to make, have made, use, develop, sell, have sold, distribute, practice, import or export VALID CLAIM PRODUCTS. 2.28 “TARGET” shall mean those protein targets identified in Appendix B.

- 6 - ACTIVEUS 204792072v.1 2.29 “TERM” is defined in Article 3.4. 2.30 “THERAPEUTIC FIELD” shall mean the treatment or prevention of any human or animal disease in which a product mediates degradation of one or more target proteins except for the following: [**]. 2.31 “TRANSFER” or “TRANSFERS” shall mean the sale, transfer and assignment by LICENSEE, to a third party, of all of its ownership of and rights to make and sell a MEANINGFULLY INVOLVED PRODUCT that is not a COLLABORATION PRODUCT, whether such transfer is of all of LICENSEE’S worldwide ownership and rights in such MEANINGFULLY INVOLVED PRODUCT or is limited to ownership and rights solely within a defined geographic territory. A TRANSFER is not a FIRST SALE. Proceeds from a TRANSFER are not NET SALES but are exclusively governed by Article 5.1(c) herein. 2.32 “THIRD PARTY LICENSEE” shall mean any third party licensed by LICENSEE to make, have made, use, develop, sell, have sold, import, or export any MEANINGFULLY INVOLVED PRODUCT. 2.33 “VALID CLAIM” shall mean a pending, or issued and unexpired claim of a LICENSED PATENT so long as such claim shall not have been irrevocably abandoned or declared to be invalid in a FINAL DECISION. 2.34 “VALID CLAIM PRODUCT” shall mean any product (including any apparatus or kit) or component part thereof that the manufacture, use, sale, import, export or practice of which would, in the absence of the LICENSE, infringe a VALID CLAIM of a LICENSED PATENT. 3. LICENSE GRANT AND TERM 3.1 Subject to all the terms and conditions of this AGREEMENT, YALE hereby grants to LICENSEE an exclusive license, subject to the reservation of rights by YALE under Article 3.3, (a) under the LICENSED PATENTS to make, have made, use, develop, sell, have sold, import and export VALID CLAIM PRODUCTS, and (b) to use the LICENSED INFORMATION within the FIELD in the LICENSED TERRITORY (the “LICENSE”). 3.2 To the extent that any invention included within the LICENSED PATENTS has been funded in whole or in part by the United States Government, the United States government retains certain rights in such invention as set forth in 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (the “FEDERAL PATENT POLICY”). As a condition of the license granted hereby, LICENSEE acknowledges and shall comply with all aspects of the FEDERAL PATENT POLICY that are applicable to the LICENSED PATENTS, including any obligation that VALID CLAIM PRODUCTS used or sold in the United States be manufactured substantially in the United States. Nothing contained in this AGREEMENT obligates or shall obligate YALE to take any action that would conflict in

- 7 - ACTIVEUS 204792072v.1 any respect with its past, current or future obligations to the United States Government under the Federal Patent Policy with respect to the LICENSED PATENTS. 3.3 Subject to YALE’S compliance with Article 7 below, the LICENSE is expressly made subject to YALE’S reservation of the right, on behalf of itself and all other non-profit academic research institutions, to make, use and practice the LICENSED PATENTS and LICENSED INFORMATION for research, clinical, teaching or other non-commercial purposes, and not for purposes of commercial development, use, manufacture or distribution. 3.4 Unless terminated earlier as provided in Article 12, the term of this AGREEMENT (the “TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire on the later of expiry of the last VALID CLAIM of a LICENSED PATENT, or March 8, 2039. During the TERM, EARNED ROYALTIES are payable for a given ROYALTY PRODUCT for the following duration: (a) for each VALID CLAIM PRODUCT in a given country, through the date on which the last of the VALID CLAIMS of the applicable LICENSED PATENTS in such country expires, lapses or is declared to be invalid by a FINAL DECISION; and (b) for each MEANINGFULLY INVOLVED PRODUCT, ten (10) years after FIRST SALE of such MEANINGFULLY INVOLVED PRODUCT, but in no event after March 8, 2039. 3.5 Except as expressly provided in this AGREEMENT, nothing in this AGREEMENT shall be construed to grant, by implication or estoppel, any licenses under patents of YALE other than the LICENSED PATENTS. Except as expressly provided in this AGREEMENT, under no circumstances will LICENSEE, as a result of this AGREEMENT, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of YALE. 4. MILESTONE ROYALTIES 4.1 LICENSEE shall pay a non-refundable MILESTONE royalty to YALE the first two times each of the following MILESTONES has been achieved as follows: (a) “[**] MILESTONE”: [**] Dollars ($[**]) upon [**] for any ROYALTY PRODUCT, and [**] Dollars ($[**]) the second time this [**] MILESTONE is achieved, provided that it is achieved by a different ROYALTY PRODUCT. The PARTIES acknowledge that, as of the EFFECTIVE DATE, a [**] MILESTONE has been achieved twice, each by a different ROYALTY PRODUCT, LICENSEE has paid both [**] MILESTONE royalties to YALE, and LICENSEE’S obligation under this Article 4.1(a) has been fully satisfied and discharged. (b) “[**] MILESTONE”: [**] Dollars ($[**]) upon [**] for any ROYALTY PRODUCT, and [**] Dollars ($[**]) the second time this [**] MILESTONE is achieved, provided that it is achieved by a different ROYALTY PRODUCT. The PARTIES acknowledge that, as of the EFFECTIVE DATE, a [**] MILESTONE has been achieved twice, each by a different ROYALTY PRODUCT, LICENSEE

- 8 - ACTIVEUS 204792072v.1 has paid both [**] MILESTONE royalties to YALE, and LICENSEE’S obligation under this Article 4.1(b) has been fully satisfied and discharged. (c) “[**] MILESTONE”: [**] Dollars ($[**]) upon first [**] for any ROYALTY PRODUCT. The PARTIES acknowledge that, as of the EFFECTIVE DATE, a [**] MILESTONE has been achieved once, LICENSEE has paid YALE $[**]for achievement of [**] MILESTONE, and will pay the remaining $[**] on the EFFECTIVE DATE as part of the payment described in Article 16.1(a). If a [**] MILESTONE is achieved a second time, and by a different ROYALTY PRODUCT, the corresponding MILESTONE royalty shall be [**] Dollars ($[**]). (d) “[**] MILESTONE”: [**] Dollars ($[**]) if and when a ROYALTY PRODUCT [**]. If a [**] MILESTONE is achieved a second time, and by a different ROYALTY PRODUCT, the corresponding Milestone ROYALTY shall be [**] Dollars ($[**]). (e) “[**] MILESTONE”: [**] Dollars ($[**]) if and when a ROYALTY PRODUCT [**]. If a [**] MILESTONE is achieved a second time by a different ROYALTY PRODUCT, the corresponding MILESTONE royalty shall be [**] Dollars ($[**]). (f) “[**] MILESTONE”: [**] Dollars ($[**]) if and when a ROYALTY PRODUCT [**]. If a [**] MILESTONE is achieved a second time by a different ROYALTY PRODUCT, the corresponding MILESTONE royalty shall be [**] Dollars ($[**]). No payment shall be due or payable under this Article 4.1 for any MILESTONE other than the first and second time each such MILESTONE is achieved by different ROYALTY PRODUCTS. For the avoidance of doubt, the maximum aggregate MILESTONE royalties payable under this Article 4.1 shall not exceed $[**], of which LICENSEE has already paid $[**] prior to the EFFECTIVE DATE, and together with the payments on the EFFECTIVE DATE under Article 16.1(a), LICENSEE will have paid $[**]. If a ROYALTY PRODUCT achieves any MILESTONE, the second time such ROYALTY PRODUCT achieves the same MILESTONE shall not trigger payment of a second milestone royalty for such MILESTONE. The MILESTONE royalties payable under this Article 4.1 are in addition to payments that may be required upon the achievement of certain MILESTONES under Article 16 of this AGREEMENT. The Milestone royalties in this Article 4.1 shall not be credited against EARNED ROYALTIES payable under Article 5.1. 5. EARNED ROYALTIES 5.1 During the TERM of this AGREEMENT LICENSEE shall pay to YALE an earned royalty (“EARNED ROYALTY”), without duplication, equal to:

- 9 - ACTIVEUS 204792072v.1 (a) [**] percent ([**]%) of NET SALES of VALID CLAIM PRODUCTS received by LICENSEE or its AFFILIATES or SUBLICENSEES in each country where a given VALID CLAIM PRODUCT is subject to a LICENSED PATENT in such country; and (b) [**] percent ([**]%) of NET SALES of MEANINGFULLY INVOLVED PRODUCTS received by LICENSEE or its AFFILIATES or THIRD PARTY LICENSEES. The obligation to pay the EARNED ROYALTIES under this Article 5.1(b) for each MEANINGFULLY INVOLVED PRODUCT shall expire on the earlier of (i) ten (10) years after the FIRST SALE of such MEANINGFULLY INVOLVED PRODUCT or (ii) March 8, 2039; or (c) in the event LICENSEE TRANSFERS LICENSEE’s rights in a MEANINGFULLY INVOLVED PRODUCT that is not a COLLABORATION PRODUCT before FIRST SALE of such MEANINGFULLY INVOLVED PRODUCT and before March 8, 2039, LICENSEE shall pay to YALE [**]percent ([**]%) of the gross amounts received by LICENSEE from such third party for the TRANSFER. 5.2 In the event that LICENSEE is legally required to pay royalties or other amounts to an unaffiliated third party for a license to a third party issued patent that the ROYALTY PRODUCTS would otherwise infringe, then the amounts owed to YALE on NET SALES of the same ROYALTY PRODUCT shall be reduced by [**] percent ([**]%) of the amounts due to such third party in the same calendar year; provided that in no event shall the royalty payable to YALE from LICENSEE on any ROYALTY PRODUCT be reduced below [**]% of NET SALES received by LICENSEE, AFFILIATES, or ARVINAS LICENSEES. 5.3 LICENSEE shall pay all EARNED ROYALTIES based on NET SALES by LICENSEE and its AFFILIATES within [**] from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning in the first calendar quarter in which NET SALES occur. LICENSEE shall pay all EARNED ROYALTIES based on NET SALES by ARVINAS LICENSEES within [**] from the end of each calendar quarter (March 31, June 30, September 30 and December 31) in which NET SALES were reported on or paid to LICENSEE by ARVINAS LICENSEE. LICENSEE shall report all EARNED ROYALTIES and other payments accruing to YALE on a quarterly basis, but shall defer payments accruing to YALE that do not, in total, exceed [**] Dollars ($[**]) in any given quarter until the earlier of (a) the end of the calendar year, or (b) the quarter upon which the cumulative accrued EARNED ROYALTIES or other payments exceed [**]Dollars ($[**]). All EARNED ROYALTIES and other payments due under this AGREEMENT shall be paid to YALE in United States Dollars. In the event that conversion from foreign currency is required in calculating a payment under this AGREEMENT, the exchange rate used shall be the Interbank rate quoted by Citibank at the time the payment is due. If overdue, the royalties and any other payments due under this AGREEMENT shall bear interest until payment at a per annum rate [**] percent ([**]%) above the prime rate in

- 10 - ACTIVEUS 204792072v.1 effect at Citibank on the due date and YALE shall be entitled to recover reasonable attorneys’ fees and costs related to the collection of royalties or other payments following such failure to pay. The payment of such interest shall not foreclose YALE from exercising any other right it may have under this AGREEMENT as a consequence of the failure of LICENSEE to make any payment when due. If LICENSEE is required by law to withhold any tax from the payment of royalties to YALE, LICENSEE will, at YALE’S request, provide documentation showing that the amount withheld was paid to the appropriate tax authorities. 6. SUBLICENSES AND COLLABORATION AGREEMENTS 6.1 LICENSEE shall have the unrestricted right to grant sublicenses, through one or more tiers of SUBLICENSEES, to any of the LICENSED PATENTS and LICENSED INFORMATION in the LICENSED TERRITORY granted to it under this AGREEMENT without the consent of YALE. In the event that LICENSEE grants such a sublicense, the provisions of Articles 6.2, 6.3 and 6.4 shall apply. 6.2 Any sublicense granted by LICENSEE shall not diminish the protections and benefits provided to YALE hereunder in any material respect. LICENSEE will provide YALE with a copy of each sublicense or COLLABORATION AGREEMENT (and all amendments thereof) promptly after execution, which may be redacted for any sensitive information of LICENSEE, its AFFILIATES, and ARVINAS LICENSEES, provided that such redacted copy contains sufficient detail for YALE to determine that such sublicense does not materially diminish the protections and benefits afforded to YALE by the LICENSE, and that such redacted copy contains sufficient information to allow YALE to determine the amount of COLLABORATION INCOME it is owed. LICENSEE shall remain responsible for the performance of all SUBLICENSEES under any such sublicense as if such performance were carried out by LICENSEE itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the SUBLICENSEE directly to YALE. All copies of agreements provided to YALE under this Article 6.2 shall be treated as the CONFIDENTIAL INFORMATION of LICENSEE. 6.3 LICENSEE shall pay royalties to YALE on NET SALES made by ARVINAS LICENSEES based on the same royalty rate as applies to NET SALES by LICENSEE and its AFFILIATES, regardless of the royalty rates payable by ARVINAS LICENSEES to LICENSEE. In addition, LICENSEE shall pay to YALE [**]% of any COLLABORATION INCOME received by LICENSEE. 6.4 Subject to YALE’S confidentiality obligations described in Article 6.2 above, LICENSEE agrees that it has sole responsibility to promptly: (a) provide YALE with a copy of any amendments to COLLABORATION AGREEMENTS and sublicenses granted by LICENSEE under this AGREEMENT, as redacted for any sensitive information of LICENSEE, its

- 11 - ACTIVEUS 204792072v.1 AFFILIATES, and the ARVINAS LICENSEES, and to notify YALE of termination of any COLLABORATION AGREEMENT or sublicense; and (b) summarize and deliver copies of all reports provided to LICENSEE by ARVINAS LICENSEES, as redacted for any sensitive information of LICENSEE, its AFFILIATES, and the ARVINAS LICENSEES. 7. CONFIDENTIALITY AND PUBLICITY 7.1 Subject to the parties’ rights and obligations pursuant to this AGREEMENT, YALE and LICENSEE agree that during the TERM and for [**] thereafter, each of them: (a) will keep confidential and will cause their AFFILIATES and, in the case of LICENSEE, its SUBLICENSEES, and the non-profit academic research institutions referenced in Article 3.3, to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other PARTY, by taking whatever action the PARTY receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and (b) will only disclose that part of the other’s CONFIDENTIAL INFORMATION to its officers, employees or agents, under requirements of confidentiality, for purposes of carrying out its rights and responsibilities under this AGREEMENT; and (c) will not use the other PARTY’S CONFIDENTIAL INFORMATION other than as expressly permitted or contemplated by this AGREEMENT or disclose the other’s CONFIDENTIAL INFORMATION to any third parties (other than to agents under requirements of confidentiality) except as expressly permitted or contemplated by this AGREEMENT without advance written permission from the other PARTY; and (d) will, within [**] of termination of this AGREEMENT, return all the CONFIDENTIAL INFORMATION disclosed to it by the other PARTY pursuant to this AGREEMENT except for one copy which may be retained by the recipient for monitoring compliance with this Article 7 and any surviving clauses. 7.2 The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that: (a) is shown to have been known to or developed by the recipient prior to the disclosure by the disclosing PARTY; or (b) is at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or (c) is rightfully given to the recipient from sources independent of the disclosing PARTY; or

- 12 - ACTIVEUS 204792072v.1 (d) is independently developed by the receiving PARTY without use of or reference to the CONFIDENTIAL INFORMATION of the other PARTY; or (e) is required to be disclosed by law in the opinion of recipient’s attorney, but only after the disclosing PARTY is given prompt written notice and an opportunity to seek a protective order. 7.3 The financial terms of this AGREEMENT constitute CONFIDENTIAL INFORMATION of each PARTY. 7.4 Notwithstanding any other provision set forth herein, LICENSEE shall be permitted to disclose YALE’S CONFIDENTIAL INFORMATION and this AGREEMENT to any potential financing source, acquirer, ARVINAS LICENSEE, or strategic partner as long as such person or entity has executed a confidentiality agreement with LICENSEE that contains confidentiality provisions substantially the same as those contained herein. 7.5 YALE confirms that LICENSEE’S actual and potential ARVINAS LICENSEES may be provided with a copy of LICENSEE’S relevant agreements with YALE as CONFIDENTIAL INFORMATION under this AGREEMENT. 8. REPORTS, RECORDS AND INSPECTIONS 8.1 LICENSEE shall, within [**] after the calendar year in which NET SALES first occur, and within [**] after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide YALE with a written report detailing the NET SALES made by LICENSEE, its ARVINAS LICENSEES, to the extent LICENSEE has received corresponding reports and information from ARVINAS LICENSEES, and AFFILIATES of ROYALTY PRODUCTS during the preceding calendar quarter and calculating the payments due pursuant to Article 6. NET SALES of ROYALTY PRODUCTS shall be deemed to have occurred when LICENSEE receives such NET SALES for such ROYALTY PRODUCTS. Each such report shall be signed by an officer of LICENSEE (or the officer’s designee), and must include: (a) the number or amount, as appropriate, of ROYALTY PRODUCTS manufactured, sold or otherwise transferred by LICENSEE, ARVINAS LICENSEES and AFFILIATES; (b) a calculation of NET SALES for the applicable reporting period in each country, including the gross invoice prices charged for the ROYALTY PRODUCTS and any permitted deductions made pursuant to Article 2.22; (c) a calculation of total royalties or other payment due, including any exchange rates used for conversion; and (d) names and addresses of all THIRD PARTY LICENSEES and the type and amount of any COLLABORATION INCOME received from each THIRD PARTY LICENSEE.

- 13 - ACTIVEUS 204792072v.1 8.2 LICENSEE, AFFILIATES and its ARVINAS LICENSEES shall keep and maintain complete and accurate records and books containing an accurate accounting of all data in sufficient detail to enable verification of EARNED ROYALTIES and other payments under this AGREEMENT. LICENSEE shall preserve such books and records for [**] after the calendar year to which they pertain. Such books and records shall be open to inspection by YALE or an independent certified public accountant selected by YALE, at YALE’S expense, during normal business hours upon [**] prior written notice, for the purpose of verifying the accuracy of the reports and computations rendered by LICENSEE. In the event LICENSEE underpaid the amounts due to YALE with respect to the audited period by more than [**] percent ([**]%), LICENSEE shall pay the reasonable cost of such examination, together with the deficiency not previously paid and interest from the due date of such payment, calculated at the rate set forth in Article 5.6, within [**] of receiving notice thereof from YALE. 9. PATENT PROTECTION 9.1 LICENSEE shall be responsible for all past, present and future costs of filing, prosecution and maintenance of all United States patent applications and patents contained in the LICENSED PATENTS. Any and all such United States patent applications, and resulting issued patents contained in the LICENSED PATENTS shall remain the property of YALE. 9.2 LICENSEE shall be responsible for all past, present and future costs of filing, prosecution and maintenance of all foreign patent applications and patents contained in the LICENSED PATENTS in the LICENSED TERRITORY as recommended by LICENSEE and reasonably approved by YALE. All such applications or patents contained in the LICENSED PATENTS shall remain the property of YALE. LICENSEE acknowledges that YALE shall not be required to file any such applications in low income countries, as designated by the World Bank (www.worldbank.org). 9.3 If, upon the written request of YALE, LICENSEE fails to pay the expenses of filing, prosecuting or maintaining a patent application or patent in any country within the [**] period after receipt of written notice from YALE, then YALE may terminate LICENSEE’S rights to the LICENSE for such patent application or patent in such country (and only in such country). 9.4 The costs mentioned in Articles 9.1 and 9.2 shall include, but are not limited to, any past, present and future taxes, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made, at YALE’S sole discretion, either directly to patent counsel or by reimbursement to YALE. In either case, LICENSEE shall make payment directly to the appropriate party within [**]of receiving its invoice. 9.5 All patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by YALE and reasonably acceptable to LICENSEE. Said independent patent counsel shall be ultimately

- 14 - ACTIVEUS 204792072v.1 responsible to YALE. YALE shall instruct patent counsel to keep both YALE and LICENSEE fully informed of the progress of all patent applications and patents, and to give both YALE and LICENSEE reasonable opportunity to comment on the type and scope of useful claims and the nature of supporting disclosures. YALE shall in good faith consider, and shall instruct its patent counsel to likewise consider, LICENSEE’S comments to the patent applications and patents. YALE will not finally abandon any patent application for which LICENSEE is bearing expenses without LICENSEE’S prior written consent. YALE shall have no liability to LICENSEE for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions in connection with such prosecution. 9.6 LICENSEE shall mark, and shall require AFFILIATES and SUBLICENSEES to mark, all VALID CLAIM PRODUCTS, that are tangible products, with the numbers of all patents included in LICENSED PATENTS that cover the VALID CLAIM PRODUCTS. Without limiting the foregoing, all VALID CLAIM PRODUCTS shall be marked in such a manner as to conform with the patent marking notices required by the law of any country where such VALID CLAIM PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country. 10. INFRINGEMENT AND LITIGATION 10.1 Each PARTY shall promptly notify the other in writing in the event that it obtains knowledge of infringing activity by third parties, or is sued or threatened with an infringement suit, in any country in the LICENSED TERRITORY as a result of activities that concern the LICENSED PATENTS, and shall supply the other PARTY with documentation of the infringing activities that it possesses. 10.2 During the TERM of this AGREEMENT: (a) LICENSEE shall have the first right and obligation to defend the LICENSED PATENTS against infringement or challenges in the FIELD and in the LICENSED TERRITORY by third parties. This right and obligation includes bringing any legal action for infringement and defending any counter-claim of invalidity or action of a third party for declaratory judgment for non-infringement or invalidity. If, in the reasonable opinion of both LICENSEE’S and YALE’S respective counsel, YALE is required to be a named party to any such suit for standing purposes, LICENSEE may join YALE as a party; provided, however, that (i) YALE shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined YALE as a party; and (iii) LICENSEE shall keep YALE reasonably apprised of all developments in any such action. LICENSEE may settle such suits solely in its own name and solely at its own expense and through counsel of its own selection; provided, however, that no settlement shall be entered without YALE’S prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, YALE may withhold its consent to any settlement that would in any manner constitute or incorporate an admission of liability by

- 15 - ACTIVEUS 204792072v.1 YALE or require YALE to take or refrain from taking any action. LICENSEE shall bear the expense of such legal actions. Except for providing reasonable assistance, at the request and expense of LICENSEE, YALE shall have no obligation regarding the legal actions described in this Article 10.2 unless required to participate by law. However, YALE shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery shall first be applied to LICENSEE’S out of pocket expenses, including attorneys’ fees and legal costs, and second shall be applied to YALE’S out of pocket expenses. With respect to any excess recovery received by LICENSEE based on third-party infringement of a LICENSED PATENT after the payment of such out- of-pocket expenses, such recovery shall be treated as NET SALES for which YALE shall be paid EARNED ROYALTIES. (b) In the event LICENSEE fails to initiate and pursue or participate in the actions described in Article 10.2(a) in a particular country within [**] of (a) notification of infringement from YALE or (b) the date LICENSEE otherwise first becomes aware of an infringement, whichever is earlier, YALE shall have the right to initiate such legal action at its own expense and YALE may use the name of LICENSEE as party plaintiff to uphold the LICENSED PATENTS. In such case, LICENSEE shall provide reasonable assistance to YALE if requested to do so. YALE may settle such actions solely through its own counsel. Any recovery shall be retained by YALE. The PARTIES acknowledge that this Article 10.2(b) shall be of no force or effect during any such period in which a valid sublicense agreement with respect the LICENSED PATENTS is in effect; provided that LICENSEE agrees during any such period to use commercially reasonable efforts, itself or through its SUBLICENSEES, to enforce the LICENSED PATENTS against infringers, and in the event that neither LICENSEE nor a relevant SUBLICENSEE intends to take action to terminate an ongoing infringement after written request of YALE to do so, LICENSEE and/or its relevant SUBLICENSEE shall discuss in good faith with YALE actions to be taken to address YALE’S reasonable concerns. (c) In the event LICENSEE is permanently enjoined from exercising its LICENSE under this AGREEMENT pursuant to an infringement action brought by a third party, or if both LICENSEE and YALE elect not to undertake the defense or settlement of a suit alleging infringement for a period of [**] from notice of such suit, then either PARTY shall have the right to remove the applicable LICENSED PATENT in the country where the suit was filed from the scope of this AGREEMENT following [**] written notice to the other PARTY in accordance with the terms of Article 14. The PARTIES acknowledge that this Article 10.2(c) shall be of no force or effect during any such period in which a valid sublicense agreement with respect the LICENSED PATENTS is in effect. (d) Notwithstanding the foregoing, neither LICENSEE nor YALE shall take any action to enforce the LICENSED PATENTS in low-income countries (as designated by the World Bank (www.worldbank.org)) where such action is intended to prevent the sale of VALID CLAIM PRODUCTS in any such

- 16 - ACTIVEUS 204792072v.1 countries. However, LICENSEE and/or YALE may take such action in any such country, provided that such action is intended to prevent the manufacturing of VALID CLAIM PRODUCTS for export to countries that are not low-income countries. 11. USE OF YALE’S NAME 11.1 LICENSEE shall not use the name “Yale” or “Yale University,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by YALE, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of YALE in each instance, such consent to be granted or withheld by YALE in its sole discretion, except that LICENSEE may state that it has licensed from YALE one or more of the patents and/or applications comprising the LICENSED PATENTS. 12. TERMINATION 12.1 YALE shall have the right to terminate this AGREEMENT upon written notice to LICENSEE in the event LICENSEE: (a) fails to make any payment whatsoever due and payable pursuant to this AGREEMENT unless LICENSEE shall make all such payments within the [**] period after receipt of written notice from YALE; (b) breaches its obligations in Articles 4, 5.1, 5.3, 6.2, 6.3, 6.4, 7.1, 8, or 11 and such breach is not cured within the [**] period after receipt of written notice of such breach from YALE; or (c) fails to obtain or maintain adequate insurance as described in Article 13.2 within the [**] period after receipt of written notice from YALE. 12.2 This AGREEMENT shall terminate automatically without any notice to LICENSEE in the event LICENSEE becomes INSOLVENT. 12.3 LICENSEE shall have the right to terminate this AGREEMENT upon written notice to YALE: (a) at any time on six (6) months’ notice to YALE, subject to LICENSEE’S continuing obligation to pay all amounts due YALE through the effective date of termination within [**] after the effective date of termination; or (b) in the event that YALE breaches any of its obligations in Article 3.1, 6.1, 7.1, 9.5, 13.4, or 16.2, and such breach is not cured within the [**] period after receipt of written notice of such breach from LICENSEE. LICENSEE shall furthermore be entitled to seek injunctive relief to enforce its exclusive LICENSE under this Agreement.

- 17 - ACTIVEUS 204792072v.1 12.4 Upon termination of this AGREEMENT, for any reason, the LICENSE granted to LICENSEE under the terms of this AGREEMENT is terminated. Upon such termination, LICENSEE shall cease to make, have made, use, sell, have sold, distribute, practice, import or export VALID CLAIM PRODUCTS. Within [**] of the effective date of termination LICENSEE shall return to YALE: (a) All materials relating to or containing the LICENSED PATENTS or CONFIDENTIAL INFORMATION disclosed by YALE; (b) the last report required under Article 8; and (c) all payments incurred up to the effective date of termination. 12.5 Termination of this AGREEMENT shall not affect the rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE’S obligation to pay all royalties and other payments specified by Article 4 and Article 5 that have accrued prior to the effective date of such termination. In the event that LICENSEE terminates this AGREEMENT, then LICENSEE shall remain obligated to pay a [**] percent ([**]%) royalty on NET SALES of each MEANINGFULLY INVOLVED PRODUCT until the end of the ten (10) year period after the FIRST SALE of such MEANINGFULLY INVOLVED PRODUCT, but in no event for NET SALES occurring on or after March 8, 2039. Termination of this AGREEMENT shall not terminate or otherwise affect any sublicense to LICENSED PATENTS previously provided or granted by LICENSEE, provided that YALE’S obligations and responsibilities under such sublicenses would not be materially different than its obligations and responsibilities under this AGREEMENT, and further provided that YALE is entitled to receive the payments otherwise payable to LICENSEE under such sublicense. The following provisions shall survive any termination: Article 2, Article 5.1(b) - (c), Article 7, Article 11, Article 12.4, this Article 12.5, Article 12.6, Article 13.1, Article 13.3, Article 13.4., Article 14, Article 15.1, and Article 16. The PARTIES agree that CLAIMS giving rise to indemnification may arise after the TERM or termination of the LICENSE granted herein. 12.6 The rights provided in this Article 12 shall be in addition and without prejudice to any other rights, whether at law or in equity, which the parties may have with respect to any default or breach of the provisions of this AGREEMENT. 12.7 Waiver by either PARTY of one or more defaults or breaches shall not deprive such PARTY of its right with respect to any subsequent default or breach. 13. INDEMNIFICATION; INSURANCE; WARRANTIES 13.1 LICENSEE shall indemnify, defend by counsel reasonably acceptable to YALE, and hold harmless YALE and its trustees, officers, employees, and agents, from and against any liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature arising out of a third party claim (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”), based upon, arising out of or otherwise relating to this LICENSE including, without limitation, any cause of

- 18 - ACTIVEUS 204792072v.1 action relating to product liability, or any theory of liability (including without limitation tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the rights granted under this AGREEMENT; or resulting from the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the ROYALTY PRODUCTS by LICENSEE, its AFFILIATES, ARVINAS LICENSEES or any other transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, ARVINAS LICENSEES or any other transferees with respect to the ROYALTY PRODUCTS but expressly excluding all CLAIMS to the extent based upon, arising out of or otherwise relating to (a) YALE’S exercise of reserved rights under this AGREEMENT and its non-profit academic research institution licensees’ use of LICENSED PATENTS or LICENSED INFORMATION under Article 3.3; (b) YALE’S ownership, use, or licensing of LICENSED PATENTS or LICENSED INFORMATION; or (c) YALE’S breach of this AGREEMENT, gross negligence, or willful misconduct. YALE will provide prompt written notice to LICENSEE of the commencement of any CLAIM, together with such other information and documents as YALE has in its possession and reasonably determines concerns such CLAIM. LICENSEE will assume control of the defense of such CLAIM with counsel reasonably satisfactory to YALE. LICENSEE shall have the right to settle or compromise any such claim; provided, however, that if such settlement or compromise does not include a complete release of YALE from all CLAIMS, LICENSEE shall not settle or compromise the CLAIM without the prior written consent of YALE, which consent shall not to be unreasonably withheld, conditioned or delayed. YALE may withhold its consent to any settlement or compromise that would in any manner constitute or incorporate an admission of liability by YALE or require YALE to take or refrain from taking any action; provided, however, that if the settlement or compromise rejected by YALE would have imposed no financial liability on YALE, YALE shall after withholding its consent assume all responsibility for defending, settling, and resolving the CLAIM, including for all costs, attorneys’ fees, other fees, damages, liabilities, restrictions and obligations incurred after YALE’s rejection of LICENSEE’s proposed settlement or compromise. LICENSEE will not, as long as it diligently conducts such defense with counsel reasonably acceptable to YALE, be liable for any fees of other counsel or any other expenses with respect to the defense of such CLAIM solely incurred at the direction of YALE in connection with the defense of such CLAIM. YALE shall cooperate with LICENSEE in such defense and make available to LICENSEE, at LICENSEE’S expense for any reasonable out of pocket costs incurred by YALE, all witnesses, pertinent records, materials and information in YALE’S possession or control relating thereto as is reasonably requested by LICENSEE. 13.2 LICENSEE shall purchase and maintain in effect and shall require ARVINAS LICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance to protect YALE with respect to events described in Article 13.1. Such insurance shall: (a) list “YALE, its trustees, directors, officers, employees and agents” as additional insureds under the policy;

- 19 - ACTIVEUS 204792072v.1 (b) provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have; (c) be endorsed to include product liability coverage in amounts no less than $[**] per incident and $[**] annual aggregate; (d) be endorsed to include contractual liability coverage for LICENSEE’S indemnification under Article 13.1; and (e) by virtue of the minimum amount of insurance coverage required under Article 13.2(c), not be construed to create a limit of LICENSEE’S liability with respect to its indemnification under Article 13.1. Notwithstanding the foregoing, the parties agree that the requirements set forth in this Article 13.2 to purchase and maintain in effect a policy of commercial, general liability insurance may be satisfied through a program of self-insurance for any ARVINAS LICENSEE that (i) has a market capitalization of at least [**] dollars ($[**]) at the time it enters into its sublicense or COLLABORATION AGREEMENT with LICENSEE, and (ii) elects to provide the requisite insurance by means of self-insurance. Such self-insurance shall apply to the requirements of this Article 13.2 in the same manner as they would to a commercial insurance policy. 13.3 By signing this AGREEMENT, LICENSEE certifies that the requirements of Article 13.2 will be met on or before the earlier of (a) the date of FIRST SALE of any ROYALTY PRODUCT or (b) the date any ROYALTY PRODUCT is tested or used on humans, and will continue to be met thereafter. Upon YALE’S request, LICENSEE shall furnish a Certificate of Insurance and a copy of the current insurance policy to YALE. LICENSEE shall secure agreement from its insurer to give [**] written notice to YALE prior to any cancellation of or material change to the policy. (a) YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED PATENTS, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, PRACTICE, SALE OR OTHER DISPOSAL OF THE ROYALTY PRODUCTS DOES NOT OR WILL NOT INFRINGE UPON ANY PATENTOR OTHER RIGHTS NOT VESTED IN YALE. (b) EXCEPT AS SET FORTH IN ARTICLE 13.4, YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED PATENTS AND ROYALTY PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. (c) LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES THAT ARE INCONSISTENT WITH THE DISCLAIMERS BY YALE IN ARTICLES 13.3(a) AND (b).

- 20 - ACTIVEUS 204792072v.1 (d) IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES OR LICENSEE OR ITS DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS, ARVINAS LICENSEES, AND AFFILIATES BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING; PROVIDED, HOWEVER, THAT NOTHING IN THIS PARAGRAPH IS INTENDED TO IN ANY WAY LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS HEREUNDER. (e) IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR MONEY DAMAGES IN EXCESS OF [**] THE AMOUNT YALE HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE. 13.4 Each PARTY hereto represents and warrants that: (a) it has full right, power, and authority to enter into this AGREEMENT and to perform its obligations and duties under this AGREEMENT, (b) this AGREEMENT has been duly authorized by such PARTY, (c) this AGREEMENT constitutes a valid and legally binding obligation of such PARTY that is enforceable against such PARTY in accordance with its terms and (d) the execution, delivery, and performance of and compliance with this AGREEMENT will not, with or without the passage of time or giving of notice, (i) conflict with, or result in any violation of or default or loss of any benefit under, any law, rule or regulation or (ii) conflict with, or result in a breach or violation of or default or loss of any benefit under, the terms of any agreement, contract, indenture or other instrument to which the such PARTY is a party or to which any of its property is subject. YALE represents and warrants to LICENSEE that: (i) as of July 5, 2013, the effective date of the ORIGINAL AGREEMENT, YALE owns or co-owns all right, title and interest in and to the LICENSED PATENTS, free and clear of all encumbrances and rights of any other person or entity except for the limited license that YALE provided under the [**]; (ii) to the knowledge of YALE and Yale Ventures as of the EFFECTIVE DATE, YALE owns or co-owns all right, title and interest in and to the LICENSED PATENTS, free and clear of all encumbrances and rights of any other person or entity except for the limited license that YALE provided under the [**]; (iii) YALE has not granted, and during the TERM of this AGREEMENT YALE will not grant, any option or license of any nature with respect to any LICENSED PATENTS or LICENSED INFORMATION which could conflict with, or could interfere with, LICENSEE’S ability to exercise the LICENSE on an exclusive basis (subject to the rights expressly retained by YALE hereunder); (iv) to the knowledge of YALE and Yale Ventures, YALE has fully disclosed to LICENSEE all inventions, whether patentable or not, invented in the laboratory of Dr. Craig Crews prior to September 27, 2021, that is in the FIELD, disclosed to YALE’S Office of Cooperative Research (or its successor Yale Ventures), that is owned or controlled by YALE, and that would otherwise be dominated by, incorporates or uses the LICENSED PATENTS as listed in Appendix A, and has fully updated Appendix A to identify all LICENSED PATENTS and Appendix C to identify all LICENSED INFORMATION, as was required

- 21 - ACTIVEUS 204792072v.1 under the ORIGINAL AGREEMENT; and (v) to the knowledge of Yale Ventures as of the EFFECTIVE DATE, no LICENSED PATENT or LICENSED INFORMATION is jointly owned by YALE and any third party, with the exception of those LICENSED PATENTS claiming priority to US provisional patent applications [**], which are jointly owned by YALE and [**], which YALE has the right to license exclusively to LICENSEE on behalf of both YALE and [**]and rights of [**]. 14. NOTICES 14.1 Any monetary payment, notice or other communication required by this AGREEMENT (a) shall be in writing, (b) may be delivered personally or sent by reputable overnight courier with written verification of receipt or by registered or certified first class United States Mail, postage prepaid, return receipt requested, (c) shall be sent to the following addresses or to such other address as such PARTY shall designate by written notice to the other PARTY, and (d) shall be effective upon receipt: FOR YALE: Managing Director Yale Ventures 433 Temple Street New Haven, CT 06511 FOR LICENSEE: Chief Executive Officer 5 Science Park 395 Winchester Ave. New Haven, CT 06511 [**] Cc: [**] Cc: [**] Wire transfer instructions for payments due to YALE under this AGREEMENT are attached hereto as Appendix D. 15. LAWS, FORUM AND REGULATIONS 15.1 Any matter arising out of or related to this AGREEMENT shall be governed by and in accordance with the substantive laws of the State of Connecticut, without regard to its conflicts of law principles, except where the federal laws of the United States are applicable and have precedence. Any dispute arising out of or related to this AGREEMENT shall be brought exclusively in a court of competent jurisdiction in the State of Connecticut, and the parties hereby irrevocably submit to the jurisdiction of such courts. 15.2 LICENSEE shall comply, and shall cause its AFFILIATES and ARVINAS LICENSEES to comply, with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, practice, sale and use of the ROYALTY PRODUCTS. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’S activities under this AGREEMENT.

- 22 - ACTIVEUS 204792072v.1 16. PAYMENT & RELEASE 16.1 As part of this AGREEMENT’S amendment and restatement of the ORIGINAL AGREEMENT, and in full satisfaction of all of LICENSEE’S obligations to make payments of any kind to YALE under the ORIGINAL AGREEMENT or prior to the EFFECTIVE DATE, LICENSEE shall pay YALE the following: (a) $[**] on the EFFECTIVE DATE; (b) $5,000,000.00 on the first (1st) anniversary of the EFFECTIVE DATE; (c) $[**] upon LICENSEE’S first achievement of a [**] MILESTONE; (d) $[**] upon the earlier of (i) LICENSEE’S second achievement of a [**] MILESTONE; or (ii) LICENSEE’S receipt of approval of the first [**] MILESTONE; and (e) [**] percent ([**]%) of the net proceeds received by LICENSEE on the sale or sales of [**]. If LICENSEE’S AFFILIATE has not by the [**] anniversary of the EFFECTIVE DATE sold all of its [**], LICENSEE shall within [**] after the [**] anniversary of the EFFECTIVE DATE, at LICENSEE’S election, either pay to YALE [**] percent ([**]%) of the fair market value of the [**] as of the [**] anniversary of the EFFECTIVE DATE, to the extent then still owned by the AFFILIATE, or cause the AFFILIATE to transfer to YALE [**] percent ([**]%) of the [**] then still owned by the AFFILIATE, subject to the following: (i) [**]. (ii) [**]. 16.2 YALE hereby acknowledges that LICENSEE’S payment of the amounts above resolves and satisfies all claims YALE or any other party related to, associated with, or affiliated with YALE has or may have against LICENSEE, ARVINAS LICENSEES, AFFILIATES, [**], and any of their respective affiliates for the performance of any obligations and the payment of all amounts, owed, accrued, or payable, whether known or unknown, by LICENSEE under the ORIGINAL AGREEMENT through the EFFECTIVE DATE (collectively, “OBLIGATIONS”). Accordingly, YALE, on behalf of itself, its affiliates, representatives, stakeholders, employees, advisors, consultants and all other parties related to or associated with YALE, hereby forever and irrevocably releases and waives any and all claims for the performance of the OBLIGATIONS. 17. MISCELLANEOUS 17.1 This AGREEMENT shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

- 23 - ACTIVEUS 204792072v.1 17.2 This AGREEMENT constitutes the entire agreement of the parties relating to the LICENSED PATENTS and ROYALTY PRODUCTS, and all prior representations, agreements and understandings, written or oral, including the ORIGINAL AGREEMENT, are merged into it and are superseded by this AGREEMENT. 17.3 The provisions of this AGREEMENT shall be deemed separable. If any part of this AGREEMENT is rendered void, invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this AGREEMENT unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire AGREEMENT as to either PARTY. 17.4 Paragraph headings are inserted for convenience of reference only and do not form a part of this AGREEMENT. 17.5 Except as expressly set forth herein, no person or entity not a party to this AGREEMENT, including any employee of any PARTY to this AGREEMENT, shall have or acquire any rights by reason of this AGREEMENT. Nothing contained in this AGREEMENT shall be deemed to constitute the parties partners or joint venturers with each other or any third party, and neither PARTY shall be deemed the agent of the other: 17.6 This AGREEMENT may not be amended or modified except by written agreement executed by each of the parties. This AGREEMENT is personal to LICENSEE and shall not be assigned by LICENSEE without the prior written consent of YALE; provided that notwithstanding the foregoing or any other provision set forth herein, LICENSEE may assign this AGREEMENT without the consent of YALE to an AFFILIATE or to a purchaser of all, or substantially all, of the assets or equity securities of LICENSEE (whether through merger, consolidation, assignment or otherwise). YALE shall not sell, assign or otherwise transfer any of its rights to any of the LICENSED PATENTS without the prior written consent of LICENSEE. Any proposed sale, transfer or assignment approved by LICENSEE shall be further subject to the purchaser or assignee of such rights acknowledging and agreeing with LICENSEE in writing that such purchaser or assignee will assume and perform all of YALE’S obligations under this AGREEMENT, and that such sale, assignment and transfer will not adversely affect any of LICENSEE’S rights under this AGREEMENT. Any attempted assignment in contravention of this Article 17.6 shall be null and void. 17.7 Neither LICENSEE nor any assignee will create, assume or permit to exist any lien, pledge, security interest or other encumbrance on this AGREEMENT or the LICENSED PATENTS, unless the creditor or holder of such lien, pledge, security interest or other encumbrance agrees in writing to be bound by all of the terms and conditions of this AGREEMENT in the event that it forecloses on such rights. 17.8 The failure of any PARTY hereto to enforce at any time, or for any period of time, any provision of this AGREEMENT shall not be construed as a waiver of either such provision or of the right of such PARTY thereafter to enforce each and every provision of this AGREEMENT.

- 24 - ACTIVEUS 204792072v.1 17.9 This AGREEMENT may be executed in any number of counterparts and any PARTY may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature Page Follows

- 25 - ACTIVEUS 204792072v.1 IN WITNESS to this AGREEMENT, the Parties have caused this AGREEMENT to be executed in duplicate originals by their duly authorized representatives. YALE UNIVERSITY By: /s/ Josh Geballe Josh Geballe Its: Managing Director, Yale Ventures Date: 6/14/2024 ARVINAS OPERATIONS, INC. By: /s/ John G. Houston, Ph.D. John G. Houston, Ph.D. Its: CEO and President Date: 6/14/2024

- 26 - ACTIVEUS 204792072v.1 APPENDIX B MEANINGFULLY INVOLVED PRODUCTS A. The following are MEANINGFULLY INVOLVED PRODUCTS: [**] B. The following Meaningfully Involved Products are also COLLABORATION PRODUCTS: [**]